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Exhibit 99.5

Medical Research
Group, Inc.

Financial Statements for the Years
Ended December 31, 2000 and 1999
and Independent Auditors' Report

MEDICAL RESEARCH GROUP, INC.

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Medical Research Group, Inc.
Sylmar, California

    We have audited the accompanying balance sheets of Medical Research Group, Inc. (the "Company") as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

June 4, 2001

MEDICAL RESEARCH GROUP, INC.

BALANCE SHEETS

DECEMBER 31, 2000 AND 1999

	2000	1999
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,733,680	$13,568,752
Accounts receivable (Note 7)	46,650	297,201
Inventories:
Raw materials	971,634	1,194,484
Work in process	1,667,762	1,258,740
Finished goods	468,040	17,475

Total inventories	3,107,436	2,470,699
Prepaid expenses and other current assets	137,003	129,020

Total current assets	8,024,769	16,465,672
PROPERTY, PLANT, AND EQUIPMENT, Net (Note 6)	2,719,780	2,921,034
NOTE RECEIVABLE (Note 8)		910,380
LONG-TERM INVESTMENTS	1,400,000
OTHER ASSETS	3,620	105,164

TOTAL	$12,148,169	$20,402,250

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$907,885	$455,622
Accrued expenses	388,527	179,764
Accrued payroll	536,902	445,608
Royalty payable	373,404	332,243
Rent payable	94,687	678,608

Total current liabilities	2,301,405	2,091,845
NOTE PAYABLE (Note 8)	3,600,416	3,600,416
DEFERRED REVENUE (Note 8)	2,900,000

Total liabilities	8,801,821	5,692,261

STOCKHOLDERS' EQUITY (Note 4):
Preferred stock, $.001 par value; 0 shares issued and outstanding as of December 31, 2000 and 1999
Common stock, $.001 par value; 50,000,000 shares authorized; 21,477,314 and 21,413,200 shares issued and outstanding as of December 31, 2000 and 1999, respectively	21,477	21,413
Additional paid-in capital	33,514,049	33,295,637
Accumulated deficit	(30,189,178)	(18,607,061)

Total stockholders' equity	3,346,348	14,709,989

TOTAL	$12,148,169	$20,402,250

See notes to financial statements.

MEDICAL RESEARCH GROUP, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2000 AND 1999

	2000	1999
SALES (Note 8)	$2,754,632	$2,908,470

COSTS AND EXPENSES:
Cost of sales	4,413,250	5,710,732
Research and development	8,363,204	8,625,504
General and administrative	2,799,386	2,432,826

Total costs and expenses	15,575,840	16,769,062

LOSS FROM OPERATIONS	(12,821,208)	(13,860,592)
OTHER INCOME	240,194	719,498
RELATED PARTY GAIN ON SALE OF STOCK (Note 7)	998,897

NET LOSS	$(11,582,117)	$(13,141,094)

See notes to financial statements.

MEDICAL RESEARCH GROUP, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2000 AND 1999

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
BALANCE, JANUARY 1, 1999	21,370,600	$21,370	$33,083,130	$(5,465,967)	$27,638,533
Issuance of common stock for cash	42,600	43	212,507		212,550
Net loss				(13,141,094)	(13,141,094)

BALANCE, DECEMBER 31, 1999	21,413,200	21,413	33,295,637	(18,607,061)	14,709,989
Issuance of common stock for cash	55,434	55	175,021		175,076
Issuance of common stock for rent	8,680	9	43,391		43,400
Net loss				(11,582,117)	(11,582,117)

BALANCE, DECEMBER 31, 2000	21,477,314	$21,477	$33,514,049	$(30,189,178)	$3,346,348

See notes to financial statements.

MEDICAL RESEARCH GROUP, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2000 AND 1999

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,582,117)	$(13,141,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,153,913	935,834
Loss on disposition of assets	8,500	17,867
Common stock issued for rent	43,400
Related-party gain on sale of stock	(998,897)
Changes in operating assets and liabilities:
Accounts receivable	194,786	528,002
Inventories	(636,737)	781,638
Prepaid expenses and other current assets	(7,983)	(126,364)
Other assets	101,544	(100,000)
Accounts payable	452,263	219,804
Accrued expenses	208,763	(185,422)
Accrued payroll	91,294	91,045
Royalty payable	41,161	332,243
Rent payable	83,099	198,622
Cash receipts from Advanced Bionics	1,500,000

Net cash used in operating activities	(9,347,011)	(10,447,825)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(969,659)	(1,626,180)
Proceeds from sale of property and equipment	8,500
Proceeds from related-party sale of stock	1,298,022

Net cash provided by (used in) investing activities	336,863	(1,626,180)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on note payable		3,339,620
Issuance of common stock for cash	175,076	212,550

Net cash provided by financing activities	175,076	3,552,170

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,835,072)	(8,521,835)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	13,568,752	22,090,587

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,733,680	$13,568,752

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
On May 18, 2000, the Company converted a $910,380 note receivable, plus $55,766 of accrued interest, from CTL, bearing five percent interest, due November 2002, to 3,275,070 shares of common stock. On May 25, 2000, a related party purchased these shares for $1,298,022, plus forgiveness of accrued rent of $667,020 (Note 7).

In December 2000, the Company received 200,000 shares of Advanced Bionics stock, a related party, valued at $7.00 per share. This stock payment was pursuant to the License and Distribution Agreement, relating to the Neural Pump, between the Company and Advanced Bionics, dated March 15, 2000 (Note 8).

See notes to financial statements.

MEDICAL RESEARCH GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2000 AND 1999

1.  ORGANIZATION

    Operations—Medical Research Group, Inc. ("MRG") was founded to design, develop, manufacture, and market a prosthetic artificial pancreas to treat diabetes. In order to achieve this goal MRG is developing an implantable Long-Term Glucose Sensor ("LTGS") to accompany its implantable insulin pump. The combined system will use the LTGS information to control the delivery of insulin from the pump. MRG has licensed some of the implantable pump technology from MiniMed, Inc. ("MiniMed"), a related party, and has entered an exclusive marketing and sales agreement with MiniMed for the sale of the implantable pump to deliver insulin independent of MRG's sensor. MiniMed also has an option to purchase worldwide distribution rights to MRG's LTGS system. MRG has been manufacturing implantable pumps since September 1998. The LTGS is in clinical trials (see Note 9).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents—The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

    Inventories—Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method.

    Property, Plant, and Equipment—Property, plant, and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

    Concentration—Financial instruments that subject the Company to credit risk consists primarily of cash and cash equivalents and accounts receivable. All funds are held in high quality financial institutions. Substantially all accounts receivable and sales are from MiniMed (see Note 7).

    Impairment of Long-Lived Assets—The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss. As of December 31, 2000 and 1999, there were no impairment losses.

    Research and Development—Research and development costs are expensed as incurred.

    Income Taxes—Income taxes are provided for taxes currently payable or refundable and deferred income taxes arising from the future tax consequences for events that have been recognized differently in the Company's financial statements and income tax returns. The effects of income taxes are measured based on enacted tax laws and rates. A valuation allowance is provided for deferred income tax assets and tax loss carryforwards for which realization is not probable. At December 31, 2000, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $27,291,185 and $15,101,152, respectively. These net operating loss carryforwards expire through December 31, 2020 and December 31, 2005, respectively.

    Revenue Recognition—Revenue is recognized upon shipment of product. Sales are recorded net of sales returns.

    Prospective Accounting Changes—Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company will adopt SFAS No. 133 effective January 1, 2001. Management determined that the adoption of SFAS No. 133 did not have a significant impact on the financial position or results of operations of the Company.

3.  EMPLOYEE BENEFITS

    The Company has a defined contribution retirement plan, which is available to substantially all full-time employees of the Company. The Company has established a voluntary matching contribution for participating employees. The related expense was $103,200 and $80,085 during 2000 and 1999, respectively.

4.  STOCK OPTIONS

    During 1996 the Company adopted a non-qualified stock option plan, which provided that employees, consultants, and advisors may be granted options to purchase an aggregate of up to 1,500,000 shares. During 1999 the Company adopted a second non-qualified stock option plan, which provides that employees, consultants, and advisors may be granted options to purchase an aggregate of up to 2,122,900 shares. Options under both plans are granted at fair value, as determined by the Board of Directors. All options granted are exercisable at the rate of at least 20 percent per year over five years from the date the option is granted, with the exception of 510,000 shares granted to certain key employees of the Company. These options are exercisable at 20 percent per year but also have an accelerated vesting provision based on specified company milestones. The aggregate fair market value of options granted during 2000 and 1999 was $3,927,500 and $1,407,500, respectively. There were no nonemployee grants during 2000 and 1999.

    Stock option activity is as follows:

	Shares	Weighted- Average Price per Share
Outstanding options at January 1, 1999	1,371,000	$2.11
Options granted	281,500	4.25
Options exercised	(600)	4.25
Options canceled	(27,400)	4.25

Outstanding options at December 31, 1999	1,624,500	2.44
Options granted	714,500	4.79
Options exercised	(55,434)	3.16
Options canceled	(94,666)	3.31

Outstanding options at December 31, 2000	2,188,900

Range of Exercise Prices	Number Outstanding at December 31, 2000	Weighted- Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2000	Weighted- Average Exercise Price
$1.50	945,900	6.13	$1.50	751,300	$1.50
3.00	148,500	7.55	3.00	55,200	3.00
4.25	998,750	8.80	4.25	174,300	4.25
5.50	60,000	9.24	5.50	12,000	5.50
12.75	35,750	9.67	12.75

	2,188,900			992,800

    The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost for the Company's stock option plans has been recognized in 2000 and 1999. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under its plans consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss for the years ended December 31, 2000 and 1999 would have been increased to the pro forma amounts indicated below:

	2000	1999
Net loss:
As reported	$(11,582,117)	$(13,141,094)
Pro forma	$(12,840,258)	$(13,335,449)

    The fair value of options granted under the stock option plan during 2000 and 1999 were determined using the minimum value method utilizing the following weighted-average assumptions:

	2000	1999
Dividend yield	0%	0%
Risk-free interest rate	6.20%	5.62%
Expected lives	10 years	5 years

5.  LEASES

    The Company leases its facilities under operating leases that expire at various dates through 2001 (see related-party transactions discussed in Note 8). Future minimum payments for operating leases as of December 31, 2000 are as follows:

2001	$105,441

    Rent expense under the operating leases was $284,723 for both the years ended December 31, 2000 and 1999.

6.  PROPERTY, PLANT, AND EQUIPMENT

    The major classes of property, plant, and equipment are as follows as of December 31, 2000 and 1999:

	Useful Lives	2000	1999
Furniture and fixtures	3-5 years	$837,188	$679,171
Machinery and equipment	3-5 years	5,512,001	4,717,382

		6,349,189	5,396,553
Accumulated depreciation		(3,629,409)	(2,475,519)

Total		$2,719,780	$2,921,034

    Depreciation expense was $1,153,912 and $935,834 for the years ended December 31, 2000 and 1999, respectively.

7.  NOTE RECEIVABLE

    At the end of 1999, the Company held a note receivable from CTL ImmunoTherapies Corp. ("CTL"), bearing five percent interest, due November 2002. In May 2000, the Company exercised its option to convert this note into Class A preferred stock valued at $0.295 per share, as stated in the original note. At the time of the conversion, the value of the note plus accrued interest was $966,146. Subsequently, these shares were sold to Alfred E. Mann, chairman, for $1,965,042 or $0.60 per share, which was based upon the per share price paid for the most recent financing by CTL.

8.  RELATED-PARTY TRANSACTIONS

    In September of 1998, the Company acquired $3,600,416 of inventory and fixed assets from MiniMed in exchange for a $3,600,416 note bearing a seven percent interest rate. This note is due and payable in full on December 31, 2003. The note is secured by these assets.

    The Company conducts business in three facilities all located in Sylmar, California. Two of these buildings are leased from MiniMed, and the third building is leased from Alfred E. Mann. The rent payable due to related parties was $94,687 at December 31, 2000. Rent expense to these related parties was $144,016 and $219,675 for 2000 and 1999, respectively.

    On March 15, 2000, the Company licensed to Advanced Bionics distribution rights for an implantable neural pump, which the Company is developing, in exchange for $1,500,000 in cash and 200,000 shares of Advanced Bionics common stock valued at $1,400,000. The license agreement also provides for additional payments of up to $3,500,000, upon achieving certain development milestone. The total of these two transactions have been recorded as deferred revenue.

    During 2000 all sales were to MiniMed and Advanced Bionics. During 1999 all sales were to MiniMed, Inc. The results of operations would not necessarily have been the same without these related-party relationships.

    Royalties in the amount of 3.81 percent of net sales of the implantable infusion pumps is paid to MiniMed. At December 31, 2000, royalties and interest payable amounted to $373,404, which is included in royalty payable. Royalty and interest expense for 2000 and 1999 amounted to $84,795 and $60,773, respectively.

9.  SUBSEQUENT EVENTS

    On February 22, 2001, MiniMed exercised its option to purchase the worldwide distribution rights with respect to the Company's long-term glucose sensor, pursuant to the Glucose Sensor Option Agreement dated September 1, 1998. To exercise this option, MiniMed paid $30,000,000 to the Company. At the same time, the note payable to MiniMed of $3,600,416 was repaid, and the operating agreements between MiniMed and the Company were restructured. Concurrently with this restructuring, MiniMed made a $30 million equity investment in the Company, thereby acquiring approximately eight percent of its outstanding shares. Additionally, the Company waived prior minimum purchase commitments, and MiniMed agreed to make mandatory minimum purchases of implantable pump units from the Company aggregating approximately $17,100,000 over the next four years.

    In addition to maintaining these mandatory purchase commitments in order to maintain its exclusive marketing rights with respect to implantable pumps, MiniMed is required to pay license fees of $12.5 million to the Company upon achievement of development milestones for future products for the treatment of diabetes that are in the early stages of development. MiniMed is also required to pay additional fees of up to $12 million in periods subsequent to 2002, subject to reduction of that amount to the extent that MiniMed purchases implantable pumps in excess of its minimum purchase requirements. If MiniMed fails to satisfy the minimum purchase commitments in 2003 or 2004 or fails to make the required license fee payment, the Company has the right to repurchase all of the distribution rights for the implantable pump and a long-term glucose sensor for $60 million or purchase the distribution rights to the Company's next generation implantable pump for $7.5 million. In addition, the Company has the right to terminate the exclusive nature of MiniMed's distribution rights if MiniMed fails to meet continuing minimum purchase requirements after 2004. The Company has agreed to supplement MiniMed's funding of the development of the special insulin for the implantable pump system and to fund a greater portion of the clinical trials of the long-term glucose sensor. MiniMed has also agreed that its exclusive marketing rights to the implantable pump will be limited to the treatment of diabetes and not any other medical conditions.

    On May 30, 2001, Medtronic, Inc., a leading medical technology company, announced it agreed to acquire all of the outstanding capital stock of Medical Research Group, Inc. for approximately $420 million in cash and stock. The transaction, which will be structured as a merger, values Medical Research Group, Inc. stock at $17 per share and is expected to close in 90 to 120 days the from date of the announcement.

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